EXHIBIT 99.1

                                  PRESS RELEASE

FOR IMMEDIATE RELEASE

Investor Relations Contact:                         Media Relations Contact:
Fabrice Klein                                       Carey Parker
404-260-2537                                        404-260-2608
fklein@interland.com                                cparker@interland.com
--------------------                                ---------------------


                  INTERLAND REPORTS SECOND-QUARTER 2003 RESULTS

Wednesday March 26, 4:08 pm ET

         INTEGRATION PROGRAM ENTERS FINAL PHASE: HIGHER THAN PREVIOUSLY
                   ANTICIPATED SAVINGS NOW EXPECTED; COMPANY
                            AUTHORIZES SHARE BUY-BACK

ATLANTA--(BUSINESS  WIRE)--March  26, 2003--  Interland,  Inc.  (Nasdaq:  INLD -
News), a leading provider of business-class Web hosting services to small and medium businesses, today announced financial results for its second fiscal quarter, ended February 28, 2003.

The company reported  revenues of $26.1 million for the quarter,  an increase of
3.4 percent over the second quarter last year. Net loss from continuing operations was $22.1 million, equating to a loss of $0.16 per share on 142 million shares outstanding, compared to a $0.14 loss per share on 137 million shares in the second quarter of fiscal 2002. EBITDA loss from continuing operations was $8.9 million(1). Second quarter operating results reflect the spending of $7.8 million in transition-related expenses and $0.6 million in mass-market development through Trellix. Capital expenditures were $4.6 million during the quarter, including $3.1 million of transition-related expenditures.

"We are pleased to report that not only are we are tracking to plan on our ambitious integration program, but that we have begun executing on new opportunities to raise our original savings targets for the fourth quarter by a million dollars," said Joel J. Kocher, Interland's chairman and chief executive officer. "After a half-dozen acquisitions in fiscal 2002, we are now in the final stages of integration, which will enable us to reach healthy levels of EBITDA starting in June, just about two months from today. We are at the mid-point in our three-year strategic plan to create the leading, profitable and high-growth provider of Web solutions to small and medium businesses. Consequently, we have begun to accelerate our focus on organic growth in preparation for fiscal 2004 and are seeing encouraging early returns in the form of new customers." Kocher also announced that Interland's Board of Directors had authorized a share buy-back program. "Given our confidence in the fourth quarter and our strong balance sheet, our board believes it can increase value for our long-term investors by buying back and retiring up to $10 million of Interland stock."

Allen L. Shulman, Interland's chief financial officer, said, "This was a very active quarter as our integration and transition plans hit their stride. As pleased as we are with our progress on our original plans, we are delighted to have identified additional opportunities to further streamline our company and to reduce the long-term costs of doing business. We have opportunistically increased the planned level of transition spending from $12 million to $18.6 million, but we now expect to achieve $4 million of additional recurring annual expense reductions beginning in the fourth quarter. Overall, we project savings, on an annualized basis, of more than $25 million in operating costs compared to the first quarter."

"In anticipation of these results, and while still maintaining a strong cash position, we have begun to extinguish liabilities on our balance sheet. We have reduced liabilities by some $20 million so far this fiscal year, including a net reduction in long-term debt and capital lease obligations of $13.8 million, allowing us to release $13 million of our cash from restrictions. As of February 28, 2003, Interland's cash position, which includes cash and equivalents, investments and temporarily restricted cash, was $105.7 million. This balance reflects, in addition to cash used in operating activities during the quarter, the acquisition of Trellix ($3.1 million), debt and operating lease pre-payments ($6.5 million), payments of previously-recorded liabilities ($5.1 million), and capital expenditures ($4.6 million)."

The company's sequential revenue decline to $26.1 million was primarily the result of more strict credit policies being applied to all accounts, including those migrating onto the company's systems during integration, decreasing the revenue being recognized. These policies also contributed to a reduction in net accounts receivable during the quarter from $9.3 million to $6.7 million and Days Sales Outstanding to 23 days. Net receivables have now been reduced 62% from their level at the same quarter last year.

In preparation for the beginning of its organic growth focus in fiscal 2004, Interland has launched marketing initiatives aimed at the shared, dedicated and mass markets. Results have been very encouraging as the company added 11,881 new accounts in the shared product line during the quarter, up 8.1% over the first quarter, and 1,085 new servers for the dedicated product line, up 8.9% over first quarter. Increased new-customer growth was achieved without sacrificing average revenue per unit, which remained stable in the shared line and increased in the dedicated line.

Interland's primary growth initiative for 2004 is targeted at the small-business mass market. Based on Yankee Group estimates, there are more than 20 million small businesses and home offices in the United States, and the vast majority of them do not have a professional or effective Web presence. This untapped market represents a very significant organic growth opportunity for Interland in 2004 and beyond. Recognizing this opportunity, in January Interland acquired Trellix, the leading developer of software-based Web site solutions for small businesses. The company has now set in motion the implementation of its key mass-market growth strategy by performing a number of market research and test programs that will lead to the development of Web solutions packages attractive to the mass market of small businesses. The first generation of these services will be launched this spring. These initiatives, including the ongoing funding of the Trellix development capabilities, represented an expenditure of $0.6 million in the second quarter. For the third quarter $1.5 million has been allocated to this important effort. Fourth quarter expenditures will be based on the results of the market research and testing now underway, but will be at least $1 million.

The company has posted on its Web site materials which provide further details on matters announced today, including a reconciliation to prior guidance, details of transition spending and expected savings, details of cash spending, and growth statistics. These materials may be accessed at www.interland.com in the section designated as "Investor Relations."

Future Guidance

During the third quarter, the company expects to virtually complete its integration initiatives with all but $0.2 million of the $2.2 million remaining budgeted transition operating expenditures expected to be incurred in the third quarter.

Without projecting any of the expected benefits of the Hostcentric acquisition, but with $1.5 million devoted to mass-market development in the third quarter, the company expects an EBITDA loss in the third quarter of about $3 million on revenue down about two percent from first quarter. For the fourth quarter, we expect marginal organic revenue growth of about two percent over third quarter and $2.5 million to $3 million of positive EBITDA after Trellix-driven mass-market spending, the amount of which will be determined based on third-quarter progress but likely to be between $1 million and $1.5 million.

Capital spending, including some $2.9 million in transition-related investments, is expected to be about $4.3 million in the third quarter, while capital expenditures in the fourth quarter are planned to be $1.5 million, including $0.3 million in transition investment.

The Hostcentric acquisition is not expected to affect Interland's cash position since the cash portion of the consideration is offset by the projected cash position of Hostcentric. The company now does not expect the Hostcentric acquisition to close before the end of the third quarter, and its contribution to fourth quarter results is dependent on Hostcentric's profitability at that time, which will likely be lower than it was at the time the definitive agreement was announced, but the acquisition is nonetheless expected to be accretive to the company's results.

The company has reviewed its liabilities and will continue to assess the advisability of discharging additional liabilities by the expenditure of cash. Were the company to retire some or all of the liabilities under consideration, the cash balance as of the end of the fiscal year would be in the range of $80 million to $90 million.

The company also announced that it has been notified by NASDAQ that as of March 25, 2003 the closing bid price for its stock had been under one dollar for thirty consecutive trading sessions, and that a 180-day grace period has consequently begun. If the closing bid is not over one dollar for ten consecutive sessions during this grace period, Interland stock is subject to being delisted from the NASDAQ National Market in accordance with NASDAQ rules. When the company performs its annual assessment of its goodwill on May 31, 2003, the stock price will be taken into account, and at the current market price of the stock it may be required to recognize an impairment loss. The amount of the impairment loss would be equal to the amount, if any, by which the carrying value of goodwill exceeds its fair value.

Conference Call

Interland will conduct a conference call today at 4:30 p.m. EST, accessible by calling 312-461-0745, no passcode necessary, or via the Internet at
www.interland.com under the Investor Relations section. A replay of the conference call will also be available at 402-220-2306, passcode: 5533508, and at the Web site.

Annual Meeting of Shareholders

Interland also announced today that its annual meeting of shareholders will be held on July 1, 2003 in Atlanta. Details of the meeting will be available in the company's upcoming proxy statement.

About Interland

Interland, Inc. (Nasdaq: INLD - News) is the leading provider of business-class Web hosting services for small and medium businesses, offering a broad portfolio of standardized Web hosting, e-commerce, and application hosting solutions, from basic Web sites to managed dedicated hosting. More information about Interland can be found at www.interland.com.

Forward-looking Statements

Except for the historical information contained in this press release, statements in this press release may be considered forward-looking statements. These forward-looking statements include, but are not limited to: our belief that we are executing on new opportunities targeted to raise our original savings targets for the fourth quarter and the amount of these savings; how far we have progressed in our strategic plan for our business; our ability to achieve our targeted operating budget for our fourth fiscal quarter; our belief that we can cut an additional $1 million from quarterly operating costs; our belief that additional expenditures will result in $4 million of additional recurring annual expense reductions and our belief that we will begin to realize these reductions in the fourth quarter; our belief that Interland's annualized operating expenses, other than depreciation and amortization, are expected to be some $25 million less than they were in the first quarter of fiscal 2003; our allocation of $1.5 million to our mass-market growth strategy in the third quarter; our belief that fourth quarter expenditures for our mass-market growth strategy will be between $1 million and $1.5 million; our expectation that the Company will virtually complete its integration initiative in the third quarter with all but $0.2 million of remaining budgeted integration costs to be incurred in that quarter; our expectation that the Hostcentric acquisition will be accretive; our expectation about the amount of our operating loss and depreciation and amortization expenses in the third quarter; our expectation about the amount of operating losses, depreciation and amortization expenses and mass-marketing expenses in the fourth quarter; our forecasted capital spending in the third quarter; our forecast of capital expenditures in the fourth quarter; our forecast for Company cash, investments and restricted investments by the end of the fiscal year; and other statements concerning matters that are not historical facts. Actual results may differ materially from those contained in the forward-looking statements in this press release. Factors which could affect these forward-looking statements include but are not limited to: the ability to achieve expected operating efficiencies, the ability to operate within budgeted expense, risks associated with integrating newly acquired technologies and products and unanticipated costs of such integration, the ability to achieve annualized cost savings through planned integration programs, the ability of the company to expand its customer base as planned, general economic conditions, the impact of competition, quarterly fluctuations in operating results, the loss of customers with failing businesses and customer churn in general, customer acceptance of new products and services, the retention of key employees, investments in new business opportunities, higher than expected costs of litigation, the possible impairment of goodwill and the impact of liabilities that could carry over from Micron Electronics' discontinued operations. Certain of these and other risks associated with Interland's business are discussed in more detail in its public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, and its proxy statement. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake to update its forward-looking statements.

Additional Information

Interland, Inc. ("Interland") and Hostcentric, Inc. ("Hostcentric") will file a joint proxy statement/prospectus and other relevant documents concerning the proposed acquisition with the SEC. Investors of Interland and Hostcentric are urged to read the joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Interland free of charge by requesting them in writing from Fabrice Klein at Interland, Inc., 303 Peachtree Center Ave., Suite 500, Atlanta, GA 30303 or by telephone at 404-260-2537.

Interland and Hostcentric, and their respective directors and executive officers, and certain of their employees, may be deemed to be participants in the solicitation of proxies from the stockholders of Interland and Hostcentric in connection with the acquisition. These participants may have interests in the acquisition, including interests resulting from holding options or shares of Interland and Hostcentric common stock. Information about the interests of directors and executive officers of Interland and Hostcentric and their ownership of securities of Interland and Hostcentric will be set forth in the joint proxy statement/prospectus.

Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

(1)EBITDA is a non-GAAP financial measure that is most directly comparable to the GAAP financial measure of Net Cash Used in Operating Activities. A reconciliation of the non-GAAP measure to the GAAP measure is attached.


Interland, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

                                 For the three               For the six
                                  months ended               months ended
                           --------------------------  -------------------------
                            February 28, February 28,  February 28,   February 28,
                               2003        2002            2003          2002
                           ------------  ------------  ------------  ------------

Revenues                   $    26,114   $    25,245   $    53,397   $    49,166

Operating costs and
 expenses:
Network operating                9,830         8,815        19,170        18,532
Sales and marketing              5,033         7,717         9,872        16,551
Technical support                3,777         4,355         7,521         7,927
General and
 administrative                 10,452         8,934        20,256        20,325
Bad debt                         1,770         2,422         3,816         3,004
Depreciation and
 amortization                   13,215         8,481        25,395        15,370
Restructuring                    3,675          (318)        3,440          (318)
Merger and integration             433         3,726           527         7,089
Other expense
 (income), net                      21         1,032            71           628
                           ------------  ------------  ------------  ------------
Total operating costs
 and expenses                   48,206        45,164        90,068        89,108
                           ------------  ------------  ------------  ------------
Operating loss                 (22,092)      (19,919)      (36,671)      (39,942)
Interest income
 (expense), net                    (50)           68           151           319
                           ------------  ------------  ------------  ------------
Loss from continuing
 operations before
 taxes                         (22,142)      (19,851)      (36,520)      (39,623)
Income tax benefit                   -             -             -             -
                           ------------  ------------  ------------  ------------
Net loss from
 continuing operations         (22,142)      (19,851)      (36,520)      (39,623)
                           ------------  ------------  ------------  ------------

Loss on disposal of
 discontinued
 operations, net of
 tax                              (281)            -          (315)            -
                           ------------  ------------  ------------  ------------
Net loss                   $   (22,423)  $   (19,851)   $  (36,835)  $   (39,623)
                           ============  ============  ============  ============

Loss per share, basic
 and diluted:
  Continuing operations    $     (0.16)  $     (0.14)   $    (0.26)  $     (0.29)
     Discontinued
      operations                     -             -             -             -
                           ------------  ------------  ------------  ------------
                           $     (0.16)  $     (0.14)   $    (0.26)  $     (0.29)
                           ============  ============  ============  ============

Number of shares used
  in per share calculation:
     Basic and diluted         141,958       137,307       140,988       137,541


                                       9


Interland, Inc.
Consolidated Balance Sheets
(In thousands)

                                                  As of
                                               February 28,   August 31,
                                                  2003          2002
                                                (Unaudited)   (Audited)
                                              -------------  ------------
Assets
      Cash and cash equivalents               $     50,771   $    62,693
      Short term investments                        33,608        43,388
      Receivables, net                               6,724         9,139
      Income taxes recoverable                       1,241         2,019
      Restricted investments - short term              299         6,894
      Other current assets                           3,823         3,292
                                              -------------  ------------
Total current assets                          $     96,466   $   127,425

      Restricted investments - long term      $     20,970   $    27,409
      Property plant and equipment, net             48,126        59,058
      Goodwill                                     137,365      120,011
      Intangibles, net                              43,113        53,250
      Investments - held to maturity                     -         7,512
      Other assets                                     507           613
                                              -------------  ------------
Total assets                                  $    346,548   $   395,278
                                              =============  ============

Liabilities and Shareholders Equity
      Accounts payable                        $      4,968   $     3,918
      Accrued expenses                              28,923        30,364
      Current portion of long term debt and
       capital lease obligations                    11,386        19,157
      Deferred revenue                              14,069        19,629
                                              -------------  ------------
  Total current liabilities                   $     59,346   $    73,068

      Long-term debt and capital lease
       obligations                            $      5,932   $    12,009
      Deferred revenue, Long-term                      479         1,195
      Other liabilities                             11,078        11,276
                                              -------------  ------------
  Total liabilities                           $     76,835   $    97,548

Shareholders' equity
      Common stock                            $      1,448   $     1,413
      Warrants                                       4,990         1,690
      Deferred compensation                         (1,414)       (2,228)
      Note receivable from shareholder              (2,735)       (2,735)
      Additional capital                           301,618       296,949
      Retained earnings (deficit)                  (34,194)        2,641
                                              -------------  ------------
Total shareholders' equity                    $    269,713   $   297,730
                                              -------------  ------------
Total liabilities and shareholders' equity    $    346,548   $   395,278
                                              =============  ============


                                       10


INTERLAND, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)


                                                     Six Months Ended
                                                -------------------------
                                                 February 28, February 28,
                                                    2003         2002
                                                 ------------ -------------

 CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                         $  (36,835)    $  (39,623)
 Adjustments to reconcile net loss to net
  cash used in
    operating activities from continuing
     operations:
    Loss from discontinued operations                    315              -
    Depreciation and amortization                     25,395         15,370
    Provision for doubtful accounts                    3,816          3,003
    Other non-cash adjustments                         1,100          1,475
    Income tax recoverable                               778         18,585
    Changes in operating assets and
     liabilities                                           -
    net of effect of acquisitions:                         -
         Receivables, net                             (1,538)        (9,201)
         Other current assets                           (343)          (131)
         Accounts payable, accrued expenses
          and deferred revenue                        (8,237)        (5,891)
                                                 ------------ -------------
 Cash used in operating activities of
  continuing operations                              (15,549)       (16,413)
                                                 ------------ -------------

 CASH FLOWS FROM INVESTING ACTIVITIES
    Expenditures for property, plant, and
     equipment                                        (6,524)        (7,481)
    Purchases of held-to-maturity investment
     securities                                      (24,308)       (29,300)
    Proceeds from held-to-maturity investment
     securities                                       41,600         42,268
    Net change in restricted investments              13,059        (19,161)
    Acquisitions, net of cash acquired                (4,459)        (9,757)
    Notes issued to related party                                    (2,735)
                                                 ------------ -------------
 Cash provided by investing activities of
  continuing operations                               19,368        (26,166)
                                                 ------------ -------------

 CASH FLOWS FROM FINANCING ACTIVITIES
    Repayments of debt and capital lease
     obligations                                     (14,790)        (9,510)
    Proceeds from issuance of common stock               433            119
    Purchase and retirement of stock                       -         (7,278)
    Other                                                (17)             -
                                                 ------------ -------------
 Cash used in financing activities of
  continuing operations                              (14,374)       (16,669)
                                                 ------------ -------------
 Net cash provided by (used in) continuing
  operations                                         (10,556)       (59,248)
 Net cash used in discontinued operations             (1,366)        (8,846)
                                                 ------------ -------------
 Net increase (decrease) in cash and cash
  equivalents                                        (11,922)       (68,094)
 Cash and cash equivalents at beginning of
  period                                              62,693        142,625
                                                 ------------ -------------
 Cash and cash equivalents at end of period          $50,771        $74,581
                                                 ============ =============

 INTERLAND, INC.
CALCULATION OF EBITDA FROM CONTINUING OPERATIONS AND RECONCILIATION
    TO NET CASH USED IN OPERATING ACTIVITIES
    (In thousands)
    (Unaudited)


                                 Quarter Ended     Six Months Ended
                              ------------------- -------------------
                              February  November  February  February
                                 28,       30,       28,      28,
                                2003      2002      2003      2002
                              --------- --------- --------- ---------
  Net loss                    $(22,423) $(14,414) $(36,835) $(39,623)
                              --------- --------- --------- ---------
    Depreciation and
     amortization               13,215    12,180    25,395    15,370
    Interest expense (income)       50      (201)     (151)     (319)
    Income tax benefit               -         -         -         -
    Discontinued operations        281        34       315         -
                              --------- --------- --------- ---------
  EBITDA from Continuing
   Operations                 $ (8,877) $ (2,401) $(11,276) $(24,572)
                              ========= ========= ========= =========
    Interest
     (expense)/(income)            (50)      201       151       319
    Provision for bad debts      1,770     2,046     3,816     3,003
    Other non-cash
     adjustments                   859       240     1,098     1,475
    Changes in assets and
     liabilities:
    Income tax recoverable         778         -       778    18,585
    Receivables, net             1,152    (2,690)   (1,538)   (9,201)
    Other current assets          (682)      339      (343)     (131)
    Accounts payable, accrued
     expenses, and deferred
     revenue                    (5,475)   (2,762)   (8,237)   (5,891)
                              --------- --------- --------- ---------
  Net cash used in operating
   activities                 $(10,525) $ (5,027) $(15,551) $(16,413)
                              ========= ========= ========= =========


EBITDA is not an indicator of performance under generally accepted accounting principles and may not be comparable to similarly captioned information reported by other companies. In addition, it does not replace net income (loss), or operating income (loss) as indicators of our operating performance.



--------------------------------------------------------------------------------
Contact:
     Interland, Atlanta
     Investor Relations
     Fabrice Klein, 404/260-2537
     fklein@interland.com
     or
     Media Relations
     Edelman Public Relations
     Marisa Puthoff, 404/262-3000, x6346
     Marisa.puthoff@edelman.com

--------------------------------------------------------------------------------


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